As filed with the Securities and Exchange Commission on November 11, 1998
                                          Registration No. 333-
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                            ---------------------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                            ---------------------------
                            BORG-WARNER AUTOMOTIVE, INC.
               (Exact name of registrant as specified in the charter)
       Delaware                                        13-3404508
(State of Incorporation)                     (IRS Employer Identification No.)
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                      (Address of principal executive offices)
                         ----------------------------------
                              BORG-WARNER AUTOMOTIVE, INC.
                    RETIREMENT SAVINGS PLAN AS AMENDED AND RESTATED
                              (Full title of the plan)

                             LAURENE H. HORISZNY, ESQ.
                            Borg-Warner Automotive, Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500
             (Name, address and telephone number of agent for service)


                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Titles of        Amount         Proposed maximum Proposed maxi-
securities       to be          offering price   mum aggregate  Amount of
to be registered registered     per share (1)    offering price registration fee
--------------------------------------------------------------------------------
Common Stock      500,000 shares $49.84375        $24,921,875.00  $6,928.28
($.01 par value)(2)
--------------------------------------------------------------------------------
(1) Computed pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on November 9, 1998 on the consolidated reporting system.

(2) Pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

The contents of Registration Statement Nos. 33-75572 and 333-45499 on Form S-8 are incorporated herein by reference.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   EXHIBITS.

     (5.1) Opinion of Laurene H. Horiszny, Vice President, General Counsel and
           Secretary of the Company.

     (23.1)Consent of Deloitte & Touche LLP.

     (23.2)Consent of Laurene H. Horiszny (included as part of exhibit (5)).

     (24.1)Power of Attorney.


SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on November 11, 1998.

                                   BORG-WARNER AUTOMOTIVE, INC.


                                   By: /s/ JOHN F. FIEDLER
                                   --------------------------------------------
                                   JOHN F. FIEDLER
                                   Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on November 11, 1998.

SIGNATURE                TITLE

/s/JOHN F. FIEDLER       Chairman of the Board and Chief Executive Officer
-----------------------
JOHN F. FIEDLER

/s/ROBIN J. ADAMS        Vice President and Treasurer
------------------------ (Principal Financial Officer)
ROBIN J. ADAMS

/s/WILLIAM C. CLINE      Vice President and Controller
------------------------ (Principal Accounting Officer)
WILLIAM C. CLINE

*                         Director
-------------------------
JOHN RAU

*                         Director
------------------------
ALEXIS P. MICHAS

*                         Director
------------------------
PAUL E. GLASKE

*                         Director
------------------------
JAMES J. KERLEY

*                         Director
------------------------
WILLIAM E. BUTLER

*                         Director
------------------------
IVAN W. GORR

*                         Director
------------------------
ANDREW F. BRIMMER

*                         Director
------------------------
JERE A. DRUMMOND

/s/ JOHN F. FIEDLER       As attorney-in-fact for the directors marked by an
------------------------  asterisk.
JOHN F. FIEDLER

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Retirement Savings Plan Committee as Administrator of the Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on November 11, 1998.

BORG-WARNER AUTOMOTIVE, INC. RETIREMENT SAVINGS PLAN AS AMENDED AND RESTATED



/s/ROBIN J. ADAMS
----------------------
ROBIN J. ADAMS
Member of the Retirement Savings Plan Committee as Administrator

/s/ WILLIAM C. CLINE
----------------------
WILLIAM C. CLINE
Member of the Retirement Savings Plan Committee as Administrator

/s/GERALDINE KINSELLA
----------------------
GERALDINE KINSELLA
Member of the Retirement Savings Plan Committee as Administrator

/s/ REGIS TRENDA
----------------------
REGIS J. TRENDA
Member of the Retirement Savings Plan Committee as Administrator

                                   EXHIBIT INDEX

(5.1) Opinion of Laurene H. Horiszny, Vice President, General Counsel and
      Secretary of the Company.

(23.1)Consent of Deloitte & Touche LLP.

(23.2)Consent of Laurene H. Horiszny (included as part of exhibit (5)).

(24.1)Power of Attorney.